Exhibit 99.1

Globus Medical Reports First Quarter 2022 Results

AUDUBON, PA, May 10, 2022: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the first quarter ended March 31, 2022.

•	Worldwide net sales were $230.5 million, an increase of 1.4% as compared to the first quarter of 2021
•	GAAP net income for the quarter was $38.1 million
•	GAAP diluted earnings per share (“EPS”) was $0.37 and non-GAAP diluted EPS was $0.42
•	Non-GAAP adjusted EBITDA was $74.3 million, or 32.2% of net sales

“Our first quarter results delivered top line growth in a period that faced headwinds of a difficult prior year comparative and COVID-19 deferrals of elective procedures, particularly in January and early February,” commented Dan Scavilla, President and CEO.  “Importantly, US Spine sales recovered and had a record-breaking month in March, which continued at a healthy pace in April. After a record fourth quarter, Enabling Technologies sales in the quarter were also negatively impacted by COVID-19; however, the clinical superiority of ExcelsiusGPS® continues to drive surgeon and hospital interest in the system, building a strong pipeline.

“I’m pleased to announce that we shipped our first Excelsius3DTM imaging units over the past two weeks and the feedback received from cases thus far has been extremely positive,” said Mr. Scavilla.  “The Excelsius3DTM imaging system is an excellent example of Globus Medical’s innovation engine, which will drive momentum and provide a platform for continued growth as we progress in 2022 and beyond.”

Worldwide net sales for the first quarter of 2022 was $230.5 million, an as-reported increase of 1.4% over the first quarter of 2021, and an increase of 1.9% on a constant currency basis.  U.S. net sales for the first quarter of 2022, including robotics, increased by 1.6% compared to the first quarter of 2021. International net sales increased by 0.4% over the first quarter of 2021 on an as-reported basis, and an increase of 3.5% on a constant currency basis.

GAAP net income for the first quarter of 2022 was $38.1 million, a decrease of 16.0% over the same period in the prior year, driven primarily by increased product development, sales and marketing, and provision for litigation expenses. Diluted EPS for the first quarter was $0.37, compared to $0.44 for the first quarter of 2021. Non-GAAP diluted EPS for the first quarter of 2022 was $0.42, compared to $0.49 in the first quarter of 2021,  a decrease of 13.1% driven primarily by product development and sales and marketing expenses.

Net cash provided by operating activities was $44.7 million, and non-GAAP free cash flow was $24.7 million for the first quarter of 2022. The Company remains debt free.

2022 Annual Guidance

The Company today reaffirmed its full year 2022 guidance of  $1.025 billion in net sales and non-GAAP diluted earnings per share of $2.10.

Conference Call Information

Globus Medical will hold a teleconference to discuss its first quarter 2022 results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-866-374-5140; passcode 1585-8936

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors. The audio archive will be available after the call on the Globus Medical website at that same link.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, and acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended March 31, 2022 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended March 31, 2022 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2022	2021
Net sales	$230,549	$227,344
Cost of goods sold	59,167	55,027
Gross profit	171,382	172,317

Operating expenses:
Research and development	17,412	14,924
Selling, general and administrative	100,748	97,891
Provision for litigation	2,341	(94)
Amortization of intangibles	4,512	4,774
Acquisition related costs	(76)	274
Total operating expenses	124,937	117,769

Operating income/(loss)	46,445	54,548

Other income/(expense), net
Interest income/(expense), net	2,543	2,712
Foreign currency transaction gain/(loss)	(391)	(280)
Other income/(expense)	301	214
Total other income/(expense), net	2,453	2,646

Income/(loss) before income taxes	48,898	57,194
Income tax provision	10,814	11,865

Net income/(loss)	$38,084	$45,329

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	(8,828)	(1,666)
Foreign currency translation gain/(loss)	(1,567)	(4,113)
Total other comprehensive income/(loss), net of tax	(10,395)	(5,779)
Comprehensive income/(loss)	$27,689	$39,550

Earnings per share:
Basic	$0.37	$0.45
Diluted	$0.37	$0.44
Weighted average shares outstanding:
Basic	101,600	99,866
Diluted	104,077	102,420

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
(In thousands, except share and per share values)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$229,789	$193,069
Short-term marketable securities	243,505	250,378
Accounts receivable, net of allowances of $4,186 and $4,962, respectively	166,222	164,436
Inventories	253,886	237,001
Prepaid expenses and other current assets	19,587	18,417
Income taxes receivable	3,609	1,215
Total current assets	916,598	864,516
Property and equipment, net of accumulated depreciation of $313,514 and $305,575, respectively	227,541	221,076
Long-term marketable securities	546,881	562,475
Intangible assets, net	64,385	68,660
Goodwill	179,045	179,708
Other assets	34,307	36,334
Deferred income taxes	29,937	24,494
Total assets	$1,998,694	$1,957,263

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,093	$21,955
Accrued expenses	75,531	91,168
Income taxes payable	16,525	1,046
Business acquisition liabilities	11,535	11,770
Deferred revenue	11,807	12,025
Payable to broker	-	2,200
Total current liabilities	141,491	140,164
Business acquisition liabilities, net of current portion	56,501	58,755
Deferred income taxes	3,811	4,314
Other liabilities	11,519	12,642
Total liabilities	213,322	215,875

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 79,297,823 and 79,113,916 shares at March 31, 2022 and December 31, 2021, respectively	79	79
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at March 31, 2022 and December 31, 2021, respectively	22	22
Additional paid-in capital	570,082	553,787
Accumulated other comprehensive income/(loss)	(17,167)	(6,772)
Retained earnings	1,232,356	1,194,272
Total equity	1,785,372	1,741,388
Total liabilities and equity	$1,998,694	$1,957,263

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended
	March 31,
(In thousands)	2022	2021
Cash flows from operating activities:
Net income	$38,084	$45,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,837	17,157
Amortization of premium (discount) on marketable securities	1,690	520
Write-down for excess and obsolete inventories, net	1,834	1,550
Stock-based compensation expense	8,152	7,698
Allowance for doubtful accounts	(728)	80
Change in fair value of business acquisition liabilities	(263)	258
Change in deferred income taxes	(2,994)	(808)
(Gain)/loss on disposal of assets, net	115	103
Payment of business acquisition related liabilities	(743)	—
(Increase)/decrease in:
Accounts receivable	(1,614)	(20,346)
Inventories	(17,939)	(3,997)
Prepaid expenses and other assets	547	4,516
Increase/(decrease) in:
Accounts payable	4,160	4,212
Accrued expenses and other liabilities	(15,428)	(4,783)
Income taxes payable/receivable	12,980	12,081
Net cash provided by/(used in) operating activities	44,690	63,570
Cash flows from investing activities:
Purchases of marketable securities	(142,145)	(185,110)
Maturities of marketable securities	106,549	39,850
Sales of marketable securities	42,673	33,818
Purchases of property and equipment	(19,971)	(13,672)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(1,000)	—
Net cash provided by/(used in) investing activities	(13,894)	(125,114)
Cash flows from financing activities:
Payment of business acquisition liabilities	(1,699)	(1,537)
Proceeds from exercise of stock options	7,746	9,101
Net cash provided by/(used in) financing activities	6,047	7,564
Effect of foreign exchange rates on cash	(123)	(569)
Net increase in cash and cash equivalents	36,720	(54,549)
Cash and cash equivalents at beginning of period	193,069	239,397
Cash and cash equivalents at end of period	$229,789	$184,848
Supplemental disclosures of cash flow information:
Income taxes paid	$572	$570
Purchases of property and equipment included in accounts payable and accrued expenses	$4,105	$2,620

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended
	March 31,
(In thousands)	2022	2021
Musculoskeletal Solutions	$217,402	$212,416
Enabling Technologies	13,147	14,928
Total net sales	$230,549	$227,344

Liquidity and Capital Resources:

	March 31,	December 31,
(In thousands)	2022	2021
Cash and cash equivalents	$229,789	$193,069
Short-term marketable securities	243,505	250,378
Long-term marketable securities	546,881	562,475
Total cash, cash equivalents and marketable securities	$1,020,175	$1,005,922

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands, except percentages)	2022	2021
Net income/(loss)	$38,084	$45,329
Interest (income)/expense, net	(2,543)	(2,712)
Provision for income taxes	10,814	11,865
Depreciation and amortization	16,837	17,157
EBITDA	63,192	71,639
Stock-based compensation expense	8,152	7,698
Provision for litigation	2,341	(94)
Acquisition related costs/licensing	657	883
Adjusted EBITDA	$74,342	$80,126

Net income/(loss) as a percentage of net sales	16.5%	19.9%
Adjusted EBITDA as a percentage of net sales	32.2%	35.2%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2022	2021
Net income/(loss)	$38,084	$45,329
Provision for litigation	2,341	(94)
Amortization of intangibles	4,512	4,774
Acquisition related costs/licensing	657	883
Tax effect of adjusting items	(1,661)	(1,154)
Non-GAAP net income/(loss)	$43,933	$49,738

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2022	2021
Diluted earnings per share, as reported	$0.37	$0.44
Provision for litigation	0.02	—
Amortization of intangibles	0.04	0.05
Acquisition related costs/licensing	0.01	0.01
Tax effect of adjusting items	(0.02)	(0.01)
Non-GAAP diluted earnings per share	$0.42	$0.49

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2022	2021
Net cash provided by operating activities	$44,690	$63,570
Purchases of property and equipment	(19,971)	(13,672)
Free cash flow	$24,719	$49,898

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	March 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2022	2021	Growth	Period Net Sales	Growth
United States	$196,403	$193,317	1.6%	$—	1.6%
International	34,146	34,027	0.4%	(1,088)	3.5%
Total net sales	$230,549	$227,344	1.4%	$(1,088)	1.9%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com